Inquiries:
For Immediate Release	Felise Glantz Kissell (215) 409-7287 Kissell-Felise@aramark.com	Gene Cleary (215) 409-7945 Cleary-Gene@aramark.com
Aramark Reports Earnings Results for Fiscal 2025
Fourth quarter and full year 2025 results include a 53rd week of operations
FISCAL 2025 YEAR-OVER-YEAR SUMMARY
•Record Annualized Gross New Business of $1.6 Billion; More Than 12% Higher than Fiscal '24
◦Retention rate at 96.3%; Strongest in Company history with many LOBs and countries even higher
◦Net New business at 5.6% of prior year revenue; Awarded largest contract win ever in FSS United States
•Revenue +6%; Organic Revenue +7%
◦Growth driven by net new business, base business volume, and the contribution from the 53rd week of an estimated 2%; Revenue in the prior year included portfolio exits in Facilities
◦Onboarding unprecedented level of new business; Worked closely with certain new large accounts on timing of site openings to ensure seamless transition into becoming Aramark clients
•Operating Income +12%; Adjusted Operating Income (AOI) +12%1
◦Additional incentive-based compensation of approximately $25 million, or 3%, recorded in the fourth quarter associated with achieving record Net New business
◦Leveraged enhanced technology capabilities across portfolio; Profitability led by supply chain efficiencies and productivity
•GAAP EPS +23% to $1.22; Adjusted EPS +19%1 to $1.82
◦Incentive-based compensation in the fourth quarter impacted GAAP EPS and Adjusted EPS by $0.07, or 7% and 5%, respectively
◦Strong confidence in the business and the significant growth opportunities ahead
•Achieved Leverage Ratio of 3.25x; Lowest Level in Nearly 20 Years
◦Net cash from operations +27%; Free Cash Flow +41%; Over $2.4 billion of cash availability
◦Repurchased in excess of 4 million shares; Raised quarterly dividend by 14%
Q4 YEAR-OVER-YEAR SUMMARY
•Revenue +14%; Organic Revenue +14%
◦Growth led by substantial new business, high retention levels, and base business volume somewhat offset by the timing of onboarding new business; Contribution from the 53rd week of an estimated 7%
◦Exited year-end at higher end of Company's long-term revenue growth model2
•Operating Income Unchanged; Adjusted Operating Income (AOI) +6%1
◦Profitability reflected higher revenue levels, supply chain efficiencies, and above-unit cost management, along with the incentive-based compensation
◦Operating income included restructuring initiatives to further streamline operations
•GAAP EPS (28)% to $0.33; Adjusted EPS +6%1 to $0.57
◦Incentive-based compensation impacted GAAP EPS and Adjusted EPS by $0.07, or 15% and 13%, respectively
◦GAAP EPS also included a non-cash asset impairment associated with a minority interest investment made in a previous fiscal year
1On a constant-currency basis
2Excluded revenue from the 53rd week

Philadelphia, PA, November 17, 2025 - Aramark (NYSE: ARMK) today reported results for the fourth quarter and full year of fiscal 2025.

“Fiscal 2025 represented many consequential milestones for the Company, contributing to the strong growth trajectory ahead,” said John Zillmer, Aramark CEO. “In addition to being awarded one of the most prestigious medical systems in the world, we delivered almost $1 billion in Annualized Net New business, added more than $1 billion of new purchasing spend in our Global Supply Chain network for a second consecutive year, and achieved a leverage ratio of 3.25x, a number we haven’t seen since prior to when Aramark went private in 2007.”
“We take delivering on our commitments very seriously. Our actions have centered on building a high performing business focused on providing exceptional hospitality to our clients and I want to reiterate that we are resolutely committed to achieving our financial objectives and generating significant shareholder value.”

FISCAL 2025 SUMMARY
Consolidated revenue was $18.5 billion, an increase of 6% year-over-year. The effect of currency translation reduced revenue by $70 million. Organic revenue grew 7% compared to the prior year period. Growth was strengthened by net new business and base business volume, somewhat offset by the Company's portfolio exits in Facilities in fiscal 2024. The contribution from the 53rd week increased revenue by an estimated 2%.
As Aramark began onboarding an unprecedented level of new business, the Company worked closely with certain large clients toward the end of the fourth quarter to prepare for a seamless transition to Aramark becoming their new Hospitality partner. In some cases, this led to a shift in the timing of new account openings. With many of these sites now up and running, the Company believes it is well positioned for strong performance in the quarters ahead.

	Revenue
	FY25	FY24	Change (%)	Organic Revenue Change (%)
FSS United States	$13,212M	$12,577M	5%	5%
FSS International	$5,294M	$4,824M	10%	11%
Total Company	$18,506M	$17,401M	6%	7%
Difference between Change (%) and Organic Revenue Change (%) reflects the effect of currency translation
May not total due to rounding

Operating income increased 12% year-over-year to $792 million and AOI grew 12%1 to $981 million, which represented an operating margin increase of 20 basis points and AOI margin expansion of nearly 25 basis points1 year-over-year. Profitability growth resulted from higher revenue levels, expanded supply chain capabilities, and disciplined above-unit cost management. These increases more than offset additional incentive-based compensation recorded in the fourth quarter of approximately $25 million, or 3%, associated with achieving record Net New business.
The effect of currency translation reduced operating income by $4 million.

	Operating Income			Adjusted Operating Income (AOI)
	FY25	FY24	Change (%)	FY25	FY24	Change (%)	Constant Currency Change (%)
FSS United States	$718M	$660M	9%	$840M	$774M	9%	9%
FSS International	$194M	$187M	3%	$260M	$219M	19%	21%
Corporate	($119M)	($141M)	15%	($119M)	($111M)	(8)%	(8)%
Total Company	$792M	$707M	12%	$981M	$882M	11%	12%
May not total due to rounding
Aramark's earnings per share in fiscal 2025 was $1.22, compared to $0.99 in fiscal 2024. Adjusted earnings per share increased 19%1 to $1.82. The additional incentive-based compensation in the fourth quarter impacted Adjusted EPS by approximately 5%, or $0.07.

FOURTH QUARTER RESULTS
Consolidated revenue was $5.0 billion in the fourth quarter, a 14% increase year-over-year both on a GAAP and organic revenue basis, primarily driven by substantial new business, high retention levels, and base business volume. The contribution from the 53rd week increased revenue by an estimated 7%.
The effect of currency translation increased GAAP revenue by $22 million.

	Revenue
	Q4 '25	Q4 '24	Change (%)	Organic Revenue Change (%)
FSS United States	$3,607M	$3,176M	14%	14%
FSS International	$1,441M	$1,241M	16%	14%
Total Company	$5,048M	$4,417M	14%	14%
Difference between Change (%) and Organic Revenue Change (%) reflects the effect of currency translation
May not total due to rounding

•FSS United States revenue growth was led by 1) Business & Industry continuing its strong pace of record net new business; 2) Education with high retention rates, meal plan optimization, and benefits from increased student enrollment; and 3) Healthcare reporting its best performance in over two years—which more than offset a shift in the timing of new account openings and a majority of the Company's MLB teams within Sports & Entertainment ultimately falling out of playoff contention towards the end of the quarter.
•FSS International delivered another strong quarter of revenue growth, with broad-based contributions across geographies, particularly in the U.K., Canada, Ireland, Spain and Latin America. Top performing industries included Business & Industry, Healthcare, Education, and Extractive Services. Revenue on a GAAP basis reflected the effect of currency translation as referenced above.
In the fourth quarter, operating income was unchanged at $218 million compared to the prior year, and AOI grew 6%1 to $289 million. GAAP Operating Income reflected restructuring initiatives to further optimize operations. AOI growth was from higher revenue levels, leveraging technology capabilities, particularly in supply chain, and above-unit cost management. These increases more than offset elevated expenses in incentive-based compensation (approximately $25 million) and certain medical prescription claims ($5 million), as well as some new business start-up costs largely in Higher Education and Collegiate Sports. Excluding these items, AOI margin would have increased by an additional 70 basis points. The Company has taken actions to decrease future medical expenses, specifically related to certain elective lifestyle prescriptions.

	Operating Income			Adjusted Operating Income (AOI)
	Q4 '25	Q4 '24	Change (%)	Q4 '25	Q4 '24	Change (%)	Constant Currency Change (%)
FSS United States	$212M	$201M	6%	$246M	$241M	2%	2%
FSS International	$39M	$46M	(15)%	$76M	$58M	31%	31%
Corporate	($33M)	($28M)	(19)%	($33M)	($27M)	(24)%	(24)%
Total Company	$218M	$219M	Unchanged	$289M	$271M	6%	6%
May not total due to rounding
•FSS United States experienced higher revenue levels, enhanced technology capabilities, particularly within supply chain, and disciplined above-unit cost management, which more than offset the expense items referenced above. Excluding these items, AOI would have increased by an additional 12%.
Aramark also took the opportunity to make some strategic reinvestments within Destinations, which included property development, digital marketing optimization, and other enhancements to drive the guest experience.

•FSS International benefited from increased revenue, disciplined management of operating costs, and supply chain efficiencies.
Operating income in the quarter included severance charges from restructuring initiatives to further optimize operations.
•Corporate expenses reflected higher incentive-based compensation.
Aramark's earnings per share in the fourth quarter was $0.33, compared to $0.46 in fiscal 2024. GAAP EPS in the quarter reflected a non-cash asset impairment associated with a minority interest investment made in a previous fiscal year. Adjusted earnings per share increased 6%1 to $0.57. The additional incentive-based compensation impacted Adjusted EPS by 13%, or $0.07.

CASH FLOW AND CAPITAL STRUCTURE
Net cash provided by operating activities increased 27% to $921 million in fiscal 2025 and Free Cash Flow grew 41% to $454 million. The year-over-year increase was led by stronger cash from operations and favorable working capital. In the fourth quarter, the Company had a significant source of cash driven by the Collegiate Hospitality business, consistent with Aramark's historical seasonality.
The Company's leverage ratio improved to 3.25x at the end of September 2025, compared to 3.41x a year ago, and represented the lowest level in nearly 20 years. Aramark continues to take proactive actions to further enhance the Company's strong balance sheet and reduce its leverage ratio. In the fiscal year, Aramark repurchased in excess of 4 million shares of stock. Subsequent to year-end, the Company has repurchased shares in the market under a 10b5-1 program.
Aramark’s capital allocation priorities remain unchanged: 1) invest in the business to drive and propel growth; 2) reduce leverage below 3.0x; 3) grow quarterly dividend payments; and 4) repurchase Aramark stock using excess cash generation.
At fiscal year-end, the Company had over $2.4 billion in cash availability.

DIVIDEND DECLARATION
Aramark's Board of Directors approved a 14% increase to Aramark's quarterly dividend. The dividend of $0.12 per share of common stock will be payable on December 17, 2025, to stockholders of record at the close of business on December 5, 2025.

BUSINESS UPDATE
In fiscal 2025, Aramark capitalized on extensive new business opportunities, resulting in annualized gross new business wins of $1.6 billion—more than 12% greater than fiscal 2024. The Company also achieved a client retention rate of 96.3% with many LOBs and countries even higher. Combined, this represented unprecedented annualized Net New business for the Company at 5.6% of prior year revenue, which included the largest contract win ever awarded in FSS United States history—and is also one of the most prestigious medical systems in the world—scheduled to commence operations early in the new year.
Aramark believes in its continued ability to achieve Net New business of at least 4% to 5% of prior year revenue—with retention levels above 95%. The new business pipeline across the organization is significant, including in first-time outsourcing, and Aramark is already off to another strong start at this early stage in the new fiscal year.
The Company is also focused on accelerating profitability from its multiple operating levers, which include differentiated supply chain capabilities and disciplined cost management, building upon Aramark's efficiencies and scale.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income growth (constant currency), Adjusted Earnings per Share growth (constant currency) and Net Debt to Covenant Adjusted EBITDA ("Leverage Ratio") on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the effect of currency translation. The fiscal 2026 outlook reflects management's current assumptions regarding numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
Aramark currently anticipates its full-year financial performance for fiscal 2026 as follows:

		Fiscal 2026 Outlook
($ in millions, except Adjusted EPS and Leverage Ratio)	Fiscal 2025 Reference Point	$ Range[1]			Year-over-year Organic Growth[2]

Revenue	$18,180*	$19,550	—	$19,950	+7%	—	+9%

Adjusted Operating Income	$981	$1,100	—	$1,150	+12%	—	+17%

Adjusted EPS	$1.82	$2.18	—	$2.28	+20%	—	+25%

Leverage Ratio	3.25x	Under 3x

Adjusted EPS does not include the additional benefit from opportunistic share repurchases
[1]Revenue $ Range included ~$100 million of expected favorability from foreign currency translation
[2]Constant Currency
*For easier comparison purposes, fiscal 2025 Revenue is on a 52-week basis
“We enter fiscal 2026 with great confidence,” Zillmer added. “Our teams are focused on driving performance, and we are already seeing success in leveraging enterprise-wide capabilities, starting operations for a record number of new clients, maintaining our retention momentum, optimizing Global Supply Chain strategies, and lastly pursuing another year of significant growth opportunities.”

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com, on the investor relations page.
About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 16 countries around the world with food and facilities management. Because of our hospitality culture, our employees strive to do great things for each other, our partners, our communities, and the planet. Aramark has been recognized on FORTUNE’s list of “World’s Most Admired Companies,” The Civic 50 by Points of Light 2024, Fair360’s “Top 50 Companies for Diversity” and “Top Companies for Black Executives,” Newsweek’s list of “America’s Most Responsible Companies 2024,” the HRC’s “Best Places to Work for LGBTQ Equality,” and earned a score of 100 on the Disability Equality Index. Learn more at www.aramark.com and connect with us on LinkedIn, Facebook, X, and Instagram.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue, adjusted to eliminate the impact of currency translation.
Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges and other items impacting comparability.
Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.
Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges; loss (gain) on equity investments, net; the effect of debt repayments and refinancings on interest expense, net, and other items impacting comparability, less the tax impact of these adjustments. The tax effect for Adjusted Net Income for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for Adjusted Net Income in jurisdictions outside the United States is calculated at the local country tax rate.
Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.
Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.
Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.
Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest expense, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents and short-term marketable securities.
Free Cash Flow
Free Cash Flow represents net cash provided by (used in) operating activities of continuing operations less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.
Net New Business
Net New Business is an internal statistical metric used to evaluate our new sales and retention performance. The calculation is defined as the annualized value of gross new business less the annualized value of lost business.
We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, earnings per share or net cash provided by (used in) operating activities of continuing operations, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the change in amortization expense recognized on acquisition-related intangible assets.
Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($23.8 million for the fourth quarter of 2025, $36.4 million for fiscal 2025, $6.8 million for the fourth quarter of 2024 and $13.0 million for fiscal 2024).
Spin-off Related Charges - adjustments to eliminate charges related to the Company's spin-off of the Uniform segment, including accounting and legal related expenses, third party advisory costs and other costs. Adjustment also eliminates charitable contribution expense for the contribution of Vestis shares to a donor advised fund in order to fund charitable contributions ($8.8 million for fiscal 2024).
Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of the Company's ongoing operational performance, including expense for contingent consideration liabilities related to acquisition earn outs ($11.1 million for fiscal 2025, $8.7 million reversal for the fourth quarter of 2024 and $8.2 million reversal for fiscal 2024), non-cash charges for the impairments of assets ($8.9 million for both the fourth quarter and fiscal 2025), hyperinflation in Argentina ($2.7 million for the fourth quarter of 2025, $5.7 million for fiscal 2025, $0.2 million for the fourth quarter of 2024 and $5.4 million for fiscal 2024), legal charges related to an anti-trust review ($1.4 million for the fourth quarter of 2025 and $2.5 million for fiscal 2025), non-cash adjustments to inventory based on expected usage ($18.2 million for both the fourth quarter and fiscal 2024), charges related to a ruling on a foreign payroll tax matter ($6.8 million for both the fourth quarter and fiscal 2024), non-cash charge related to the impairment of a trade name ($3.3 million for fiscal 2024), legal fees ($1.1 million for both the fourth quarter and fiscal 2024) and other miscellaneous charges.
Loss (Gain) on Equity Investments, net - adjustments to eliminate the impact of a non-cash charge for the impairment of an equity investment ($19.5 million for both the fourth quarter and fiscal 2025) and the sale of the Company's equity investment in the San Antonio Spurs NBA franchise ($25.1 million gain for both the fourth quarter and fiscal 2024).
Effect of Debt Repayments and Refinancings on Interest Expense, net - adjustments to eliminate expenses associated with the repayment of borrowings and refinancings by the Company in the applicable period such as charges related to the payment of a call premium ($23.9 million for fiscal 2024), non-cash charges for the write-off of unamortized debt issuance costs ($2.5 million for fiscal 2025, $1.1 million for the fourth quarter of 2024 and $9.0 million for fiscal 2024) and the payment of third party costs ($5.8 million for fiscal 2025 and $0.2 million for both the fourth quarter and fiscal 2024). Adjustment also eliminates expenses associated with the repricing of the United States Term B-5 Loans due 2028 and United States Term B-6 Loans due 2030 such as non-cash charges for the write-off of unamortized debt issuance costs and discount ($1.2 million for fiscal 2024) and the payment of third party costs ($0.4 million for fiscal 2024). Additionally, the adjustment eliminates the impact on interest related to a ruling on a foreign payroll tax matter ($3.9 million for both the fourth quarter and fiscal 2024).
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to Adjusted Net Income calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Adjustment to eliminate the reversal of net valuation allowances recorded against deferred tax assets in foreign subsidiaries that were previously deemed to be not realizable ($9.6 million for the fourth quarter of 2025, $21.2 million for fiscal 2025 and $3.8 million for both the fourth quarter and fiscal 2024) and eliminates the impact of the state tax treatment related to the sale of a minority interest ($4.4 million charge for year-to-date 2025). Adjustment also eliminates the tax related impact of the Company's spin-off of the Uniform segment, including disallowed transaction costs ($3.6 million charge for fiscal 2025, $1.5 million benefit for the fourth quarter of 2024 and $1.1 million charge for fiscal 2024), a valuation allowance recorded based on the Company's ability to utilize foreign tax credits ($2.9 million charge for both the fourth quarter and fiscal 2025, $1.3 million benefit for the fourth quarter of 2024 and $5.8 million charge for fiscal 2024) and the restatement of the Company's deferred tax position ($2.1 million charge for the fourth quarter of 2024 and $0.2 million charge for fiscal 2024).
Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Outlook" and those related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected.
Some of the factors that we believe could affect or continue to affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, climate change, pandemics, energy shortages, sports strikes and other adverse incidents; geopolitical events including, ongoing tensions in the Middle East, global supply chain disruptions, inflation, volatility and disruption of global financial markets; the impact of the United States' and other countries’ trade policies including the implementation of tariffs; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; the inability to hire and retain key or sufficiently qualified personnel or increases in labor costs; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; potential liabilities, increased costs, reputational harm, and other adverse effects based on our commitments and stakeholder expectations relating to environmental, social and governance considerations; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; the use of artificial intelligence technologies within our business processes; our leverage; variable rate indebtedness that subjects us to interest rate risk; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; risks associated with the completed spin-off of Aramark Uniform and Career Apparel ("Uniform") as an independent publicly traded company to our stockholders; and other factors set forth under the headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on November 19, 2024 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Fiscal Year Ended
	October 3, 2025	September 27, 2024
Revenue	$18,506,299	$17,400,701
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	16,959,669	15,975,017
Depreciation and amortization	476,345	435,547
Selling and general corporate expenses	278,439	283,627
Total costs and expenses	17,714,453	16,694,191
Operating income	791,846	706,510
Loss (Gain) on Equity Investments, net	19,465	(25,071)
Interest Expense, net	341,925	366,716
Income Before Income Taxes	430,456	364,865
Provision for Income Taxes	103,586	102,972
Net income	326,870	261,893
Less: Net income (loss) attributable to noncontrolling interests	476	(629)
Net income attributable to Aramark stockholders	$326,394	$262,522

Earnings per share attributable to Aramark stockholders:
Basic	$1.24	$1.00
Diluted	$1.22	$0.99

Weighted Average Shares Outstanding:
Basic	263,863	263,045
Diluted	267,349	266,200

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	October 3, 2025	September 27, 2024
Revenue	$5,048,464	$4,416,947
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	4,632,440	4,019,921
Depreciation and amortization	124,260	112,753
Selling and general corporate expenses	73,944	65,478
Total costs and expenses	4,830,644	4,198,152
Operating income	217,820	218,795
Loss (Gain) on Equity Investments, net	19,465	(25,071)
Interest Expense, net	90,016	84,299
Income Before Income Taxes	108,339	159,567
Provision for Income Taxes	21,097	37,314
Net income	87,242	122,253
Less: Net (loss) income attributable to noncontrolling interests	104	(158)
Net income attributable to Aramark stockholders	$87,138	$122,411

Earnings per share attributable to Aramark stockholders:
Basic	$0.33	$0.46
Diluted	$0.33	$0.46

Weighted Average Shares Outstanding:
Basic	263,155	263,894
Diluted	266,957	267,912

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	October 3, 2025	September 27, 2024
Assets

Current Assets:
Cash and cash equivalents	$639,095	$672,483
Receivables	2,210,388	2,096,928
Inventories	418,766	387,601
Prepayments and other current assets	254,642	249,550
Total current assets	3,522,891	3,406,562
Property and Equipment, net	1,734,489	1,573,193
Goodwill	4,874,670	4,677,201
Other Intangible Assets	1,874,067	1,804,602
Operating Lease Right-of-use Assets	701,839	638,659
Other Assets	596,673	574,154
	$13,304,629	$12,674,371

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$31,543	$964,286
Current operating lease liabilities	60,744	54,163
Accounts payable	1,522,747	1,394,007
Accrued expenses and other current liabilities	1,931,688	1,801,754
Total current liabilities	3,546,722	4,214,210
Long-Term Borrowings	5,374,394	4,307,171
Noncurrent Operating Lease Liabilities	255,305	241,012
Deferred Income Taxes and Other Noncurrent Liabilities	966,019	865,510
Commitments and Contingencies
Redeemable Noncontrolling Interest	14,130	7,494
Total Stockholders' Equity	3,148,059	3,038,974
	$13,304,629	$12,674,371

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Fiscal Year Ended
	October 3, 2025	September 27, 2024
Cash flows from operating activities:
Net income	$326,870	$261,893
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	476,345	435,547
Asset write-downs	8,946	18,186
Reduction of contingent consideration liability	11,127	(8,710)
Loss (Gain) on equity investments, net	19,465	(25,071)
Deferred income taxes	14,219	(7,323)
Share-based compensation expense	58,643	62,552
Changes in operating assets and liabilities	51,396	14,014
Payments made to clients on contracts	(123,113)	(139,003)
Other operating activities	77,137	114,429
Net cash provided by operating activities	921,035	726,514
Cash flows from investing activities:
Net purchases of property and equipment and other	(466,573)	(403,480)
Proceeds from sale of equity investments	—	101,198
Acquisitions, divestitures and other investing activities	(255,851)	(113,580)
Net cash used in investing activities	(722,424)	(415,862)
Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	45,779	(1,432,278)
Payments of dividends	(110,821)	(99,901)
Proceeds from issuance of common stock	42,973	36,573
Repurchase of stock	(140,156)	—
Payments for contingent considerations	(33,604)	(12,807)
Other financing activities	(38,799)	(52,783)
Net cash used in financing activities	(234,628)	(1,561,196)
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	10,548	10,790
Decrease in cash and cash equivalents and restricted cash	(25,469)	(1,239,754)
Cash and cash equivalents and restricted cash, beginning of period	732,613	1,972,367
Cash and cash equivalents and restricted cash, end of period	$707,144	$732,613

Balance Sheet classification
(in thousands)	October 3, 2025	September 27, 2024
Cash and cash equivalents	$639,095	$672,483
Restricted cash in Prepayments and other current assets	68,049	60,130
Total cash and cash equivalents and restricted cash	$707,144	$732,613

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)
	Fiscal Year Ended
	October 3, 2025
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$13,211,947	$5,294,352		$18,506,299
Operating Income (as reported)	$717,510	$193,525	$(119,189)	$791,846
Operating Income Margin (as reported)	5.4%	3.7%		4.3%

Revenue (as reported)	$13,211,947	$5,294,352		$18,506,299
Effect of Currency Translation	4,436	65,788		70,224
Adjusted Revenue (Organic)	$13,216,383	$5,360,140		$18,576,523
Revenue Growth (as reported)	5.1%	9.8%		6.4%
Adjusted Revenue Growth (Organic)	5.1%	11.1%		6.8%

Operating Income (as reported)	$717,510	$193,525	$(119,189)	$791,846
Amortization of Acquisition-Related Intangible Assets	97,921	26,643	—	124,564
Severance and Other Charges	6,637	29,795	—	36,432
Gains, Losses and Settlements impacting comparability	17,956	10,366	—	28,322
Adjusted Operating Income	$840,024	$260,329	$(119,189)	$981,164
Effect of Currency Translation	1,239	3,241	—	4,480
Adjusted Operating Income (Constant Currency)	$841,263	$263,570	$(119,189)	$985,644

Operating Income Growth (as reported)	8.7%	3.3%	15.3%	12.1%
Adjusted Operating Income Growth	8.5%	19.1%	(7.8)%	11.2%
Adjusted Operating Income Growth (Constant Currency)	8.7%	20.6%	(7.8)%	11.7%
Adjusted Operating Income Margin	6.4%	4.9%		5.3%
Adjusted Operating Income Margin (Constant Currency)	6.4%	4.9%		5.3%

	Fiscal Year Ended
	September 27, 2024
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$12,576,737	$4,823,964		$17,400,701

Operating Income (as reported)	$659,907	$187,341	$(140,738)	$706,510
Amortization of Acquisition-Related Intangible Assets	91,358	15,706	—	107,064
Severance and Other Charges	12,868	—	92	12,960
Spin-off Related Charges	—	—	29,037	29,037
Gains, Losses and Settlements impacting comparability	10,044	15,528	1,075	26,647
Adjusted Operating Income	$774,177	$218,575	$(110,534)	$882,218

Operating Income Margin (as reported)	5.2%	3.9%		4.1%
Adjusted Operating Income Margin	6.2%	4.5%		5.1%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	October 3, 2025
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,607,339	$1,441,125		$5,048,464
Operating Income (as reported)	$212,076	$39,228	$(33,484)	$217,820
Operating Income Margin (as reported)	5.9%	2.7%		4.3%

Revenue (as reported)	$3,607,339	$1,441,125		$5,048,464
Effect of Currency Translation	355	(22,029)		(21,674)
Adjusted Revenue (Organic)	$3,607,694	$1,419,096		$5,026,790
Revenue Growth (as reported)	13.6%	16.1%		14.3%
Adjusted Revenue Growth (Organic)	13.6%	14.4%		13.8%

Operating Income (as reported)	$212,076	$39,228	$(33,484)	$217,820
Amortization of Acquisition-Related Intangible Assets	25,046	8,881	—	33,927
Severance and Other Charges	2,193	21,561	—	23,754
Gains, Losses and Settlements impacting comparability	6,829	6,222	—	13,051
Adjusted Operating Income	$246,144	$75,892	$(33,484)	$288,552
Effect of Currency Translation	82	(422)	—	(340)
Adjusted Operating Income (Constant Currency)	$246,226	$75,470	$(33,484)	$288,212

Operating Income Growth (as reported)	5.7%	(15.1)%	(19.0)%	(0.4)%
Adjusted Operating Income Growth	2.3%	31.3%	(23.7)%	6.3%
Adjusted Operating Income Growth (Constant Currency)	2.3%	30.6%	(23.7)%	6.2%
Adjusted Operating Income Margin	6.8%	5.3%		5.7%
Adjusted Operating Income Margin (Constant Currency)	6.8%	5.3%		5.7%

	Three Months Ended
	September 27, 2024
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,176,066	$1,240,881		$4,416,947

Operating Income (as reported)	$200,715	$46,214	$(28,134)	$218,795
Amortization of Acquisition-Related Intangible Assets	23,724	4,527	—	28,251
Severance and Other Charges	6,719	—	—	6,719
Gains, Losses and Settlements impacting comparability	9,476	7,055	1,075	17,606
Adjusted Operating Income	$240,634	$57,796	$(27,059)	$271,371

Operating Income Margin (as reported)	6.3%	3.7%		5.0%
Adjusted Operating Income Margin	7.6%	4.7%		6.1%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Net Income Attributable to Aramark Stockholders (as reported)	$87,138	$122,411	$326,394	$262,522
Adjustment:
Amortization of Acquisition-Related Intangible Assets	33,927	28,251	124,564	107,064
Severance and Other Charges	23,754	6,719	36,432	12,960
Spin-off Related Charges	—	—	—	29,037
Gains, Losses and Settlements impacting comparability	13,051	17,606	28,322	26,647
Loss (Gain) on Equity Investments, net	19,465	(25,071)	19,465	(25,071)
Effect of Debt Repayments and Refinancings on Interest Expense, net	—	5,282	8,326	38,634
Tax Impact of Adjustments to Adjusted Net Income	(25,620)	(11,663)	(56,515)	(39,956)
Adjusted Net Income	$151,715	$143,535	$486,988	$411,837
Effect of Currency Translation, net of Tax	66	—	3,619	—
Adjusted Net Income (Constant Currency)	$151,781	$143,535	$490,607	$411,837

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$87,138	$122,411	$326,394	$262,522
Diluted Weighted Average Shares Outstanding	266,957	267,912	267,349	266,200
	$0.33	$0.46	$1.22	$0.99
Earnings Per Share Growth (as reported) %	(28.3)%		23.2%

Adjusted Earnings Per Share
Adjusted Net Income	$151,715	$143,535	$486,988	$411,837
Diluted Weighted Average Shares Outstanding	266,957	267,912	267,349	266,200
	$0.57	$0.54	$1.82	$1.55
Adjusted Earnings Per Share Growth %	5.6%		17.4%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$151,781	$143,535	$490,607	$411,837
Diluted Weighted Average Shares Outstanding	266,957	267,912	267,349	266,200
	$0.57	$0.54	$1.84	$1.55
Adjusted Earnings Per Share Growth (Constant Currency) %	5.6%		18.7%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	October 3, 2025	September 27, 2024
Net income Attributable to Aramark Stockholders (as reported)	$326,394	$262,522
Interest Expense, net	341,925	366,716
Provision for Income Taxes	103,586	102,972
Depreciation and Amortization	476,345	435,547
Share-based compensation expense(1)	58,107	62,552
Unusual or non-recurring losses and (gains)(2)	19,465	(22,752)
Pro forma EBITDA for certain transactions(3)	13,357	840
Other(4)(5)	125,579	126,581
Covenant Adjusted EBITDA	$1,464,758	$1,334,978

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$5,405,937	$5,271,457
Less: Cash and cash equivalents and short-term marketable securities(6)	639,095	714,825
Net Debt	$4,766,842	$4,556,632
Covenant Adjusted EBITDA	$1,464,758	$1,334,978
Net Debt/Covenant Adjusted EBITDA	3.25	3.41

(1) Represents share-based compensation expense of equity awards resulting from the application of accounting for stock options, restricted stock units, performance stock units and deferred stock unit awards.

(2) The twelve months ended October 3, 2025 represents the fiscal 2025 non-cash charge for the impairment of an equity investment ($19.5 million). The twelve months ended September 27, 2024 represents fiscal 2024 gain from the sale of the Company's remaining equity investment in the San Antonio Spurs NBA franchise ($25.1 million) and the fiscal 2024 non-cash charge for the impairment of certain assets related to a business that was sold ($2.3 million).

(3) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(4) "Other" for the twelve months ended October 3, 2025 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($54.2 million), severance charges ($36.4 million), contingent consideration expense related to acquisition earn outs ($11.1 million), non-cash charges for the impairments of assets ($8.9 million), the impact of hyperinflation in Argentina ($5.7 million), merger and integration charges ($4.1 million), legal charges related to an anti-trust review ($2.5 million) and other miscellaneous expenses.

(5) "Other" for the twelve months ended September 27, 2024 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($52.2 million), charges related to the Company's spin-off of the Uniform segment ($29.0 million), non-cash adjustments to inventory based on expected usage ($21.7 million), severance charges ($13.0 million), the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($8.1 million), charges related to a ruling on a foreign payroll tax matter ($6.8 million), the impact of hyperinflation in Argentina ($5.4 million), non-cash charges related to the impairment of a trade name ($3.3 million), income related to non-United States governmental wage subsidies ($1.1 million) and other miscellaneous expenses.

(6) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Consolidated Balance Sheets.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Fiscal Year Ended	Nine Months Ended	Three Months Ended
	October 3, 2025	June 27, 2025	October 3, 2025
Net cash provided by (used in) operating activities	$921,035	$(254,527)	$1,175,562

Net purchases of property and equipment and other	(466,573)	(342,714)	(123,859)

Free Cash Flow	$454,462	$(597,241)	$1,051,703

	Fiscal Year Ended	Nine Months Ended	Three Months Ended
	September 27, 2024	June 28, 2024	September 27, 2024
Net cash provided by (used in) operating activities	$726,514	$(295,101)	$1,021,615

Net purchases of property and equipment and other	(403,480)	(270,912)	(132,568)

Free Cash Flow	$323,034	$(566,013)	$889,047

	Fiscal Year Ended	Nine Months Ended	Three Months Ended
	Change	Change	Change
Net cash provided by operating activities	$194,521	$40,574	$153,947

Net purchases of property and equipment and other	(63,093)	(71,802)	8,709

Free Cash Flow	$131,428	$(31,228)	$162,656

ARAMARK AND SUBSIDIARIES
FISCAL 2025 REFERENCE POINT
(Unaudited)
(In thousands)
Fiscal Year Ended
October 3, 2025
Revenue (as reported)	$18,506,299
Estimated Impact of 53rd week	(326,691)
Adjusted Revenue (Organic)	$18,179,608